EXHIBIT 99.1

New Horizons Receives Notice of Additional Delinquency From Nasdaq

ANAHEIM, CA, May 19, 2005 - New Horizons Computer Learning Centers (Nasdaq: NEWHE), the world’s largest independent IT training company, today announced that it has received notice from The Nasdaq Stock Market, Inc. of an additional violation of Marketplace Rule 4310(c)(14) which requires all issuers listed on Nasdaq to file all SEC reports and other documents required by the SEC to be filed no later than their prescribed due date. In addition to the Form 10-K filing delinquency that was the subject of a May 12, 2005 hearing before the Nasdaq Listing Qualifications Panel (the “Panel”), the Company most recently failed to timely file its Form 10-Q for the quarterly period ended March 31, 2005. The Panel is considering this Form 10-Q filing delinquency, along with the current Form 10-K delinquency, in rendering a determination regarding the Company’s continued listing on The Nasdaq National Market. There can be no assurance that the Panel will grant the Company’s request for exemption from Marketplace Rule 4310(c)(14) with respect to these delinquent periodic reports and permit the Company’s continued listing on The Nasdaq National Market.

New Horizons previously announced that it would delay filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, due to management’s determination that the Company required additional time to prepare the analyses and schedules that support the amounts and disclosures provided in the Company’s consolidated financial statements for the year ended December 31, 2004, and prepare management’s annual report on internal control over financial reporting. In addition, due to the substantial time and effort management is devoting to the completion of the tasks required for filing the Form 10-K for 2004, New Horizons also previously announced that management would be unable to perform the control procedures and develop the financial information necessary to prepare and timely file the Form 10-Q for the first quarter of 2005.

Currently, management is working diligently to complete its self-assessment so that the Company’s independent registered public accounting firm can complete its independent assessment of the Company’s internal controls and deliver its opinion on the Company’s financial statements. The Company will file its Form 10-K for 2004 as soon as these processes are completed, then commence preparation of the Form 10-Q for the first quarter of 2005. At this time, the Company is unable to determine the date on which these processes will be completed and the date on which the Company will file its Form 10-K for 2004 and its Form 10-Q for the first quarter of 2005.

About New Horizons Computer Learning Centers

Anaheim-based New Horizons Computer Learning Centers was named the world’s largest independent IT training company by IDC in 2004. New Horizons is a subsidiary of New Horizons Worldwide Inc. (Nasdaq: NEWH). Through its Integrated Learning offering, New Horizons provides customer-focused computer training choices with a wide variety of tools and resources that reinforce the learning experience. With more than 250 centers in 50 countries, New Horizons sets the pace for innovative training programs that meet the changing needs of the industry. Featuring the largest sales force in the IT training industry, New Horizons has over 2,100 account executives, 2,400 instructors and 2,100 classrooms. For more information, visit www.newhorizons.com.

Forward-Looking Statements

The Company is making this statement in order to satisfy the “safe harbor” provisions contained in the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. These forward-looking statements represent New Horizons’ expectations or beliefs concerning future events and include statements, regarding, among others, the Company’s ongoing review, documentation and assessment of its internal controls over financial reporting; the review of the Company’s internal controls over financial reporting performed by the Company’s independent registered public accounting firm, the adequacy of management’s assessment of its internal controls over financial reporting, and the ability of the Company’s independent registered public accounting firm to deliver its opinion on the Company’s financial statements; the Company’s ability to file its Annual Report on Form 10-K for the year ended December 31, 2004; and the ability of the Company to remediate material weaknesses and deficiencies, both those identified as of the date of this press release and those yet-to-be identified. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Additional factors that could cause actual results to differ include, but are not limited to (i) completion of the year end audit by the Company’s independent registered public accounting firm which may prevent the Company from filing its Form 10-K; (ii) adjustments that the Company’s independent registered public accounting firm may be required to make in connection with its year-end audit; (iii) failure by the Company to comply with Section 404 of Sarbanes-Oxley; (iv) identification by the Company or its independent registered public accounting firm of additional material weaknesses or significant deficiencies in the Company’s internal controls and procedures and/or documentation thereof; (v) the inability of the Company’s independent registered public accounting firm to complete its assessment of the Company’s internal controls and procedures thus causing the Company to be unable to file its Form 10-K for the year ended December 31, 2004; and (vi) other events and other important factors disclosed previously and from time to time in New Horizons’ filings with the Securities and Exchange Commission, including the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004. New Horizons assumes no obligation to update the information in this press release.

###

Contact:

New Horizons Worldwide, Inc.
Jeffrey S. Cartwright, Chief Financial Officer
Tele:	(714) 940-8060
E-mail:	Jeff.Cartwright@NewHorizons.com

2